                                                     Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2007 relating to the financial statements, which appears in American Skandia Life Assurance Corporation Company's Annual Report on Form
10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
New York, New York
September 20, 2007